智 慧 傳 譯 有 限 公 司

MULTI-LINGUAL TEK INC.

"We say what you mean — you can trust our words"

字字表人意
句句達詞衷

Burnaby, B. C.)
Canada)

Date: October 25, 2005

RE: The Republic of China Patent Certificate
Invention No. 138316

I, Certify that I have carefully read the attached translation and compared same with the original document in Chinese language, AND I confirm that translation is a true and correct English language version of such original to the best of my knowledge and belief.

Michael Fei
Certified Translator (Canada)
Certified Member in good standing
Status: of the Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-0995

(SEAL)

SEAL

Office: Multi-Lingual Tek Inc.
Suite 210 5481 Kingsway
Burnaby, B. C.
V5H 2G1

Signature: ______________________
Irene Yuen (Manager)
Multi-Lingual Tek Inc.

Suite 210 5481 Kingsway, Burnaby, BC V5H 2G1 Tel : (604) 736-8932 Fax: (604) 736-3641

The Republic of China Patent Certificate
Invention No.138316

Name of Invention: Self-Cleaning Toilet System for Waste Treatment and Water Recovery

Patentee: Aquasol EnviroTech Ltd., Canada

Inventor: Mao, Huazhong

Patent duration: from July 1st 2001 to June 14th 2020

For the above-mentioned invention, a patent has been granted to the Patentee in accordance with the Patent Law.

General Director: Chen, Ming Pang
Intellectual Property Office, Ministry of Economic Affairs
The Republic of China
October 3rd 2001

Note: If the patentee does not pay the annual patent fee, the patent will be terminated upon the expiry of the period covered by last payment.

The Republic of China Patent Publication [19] [20]

[11] Publication Number: 444086
[44] The Republic of China July 1st, 2001
Invention 5 pages in total
[51] Int.Cl 06: E03D9/10

---

[54] Name: Self-Cleaning Toilet System for Waste Treatment and Water Recovery

[21] Application Number: 089111695 [22] Date of Application: June 15th 2000

[72] Inventor:
Mao, Huazhong Canada
[71] Applicant:
Aquasol EnviroTech Ltd. Canada
[74] Agents: Mr. Hung, Wu Hsiung
Mr. Chen, Chao Cheng

[57] Claims:

1. A recycling self-cleaning toilet system for waste treatment and water recovery, featuring:
   a. A toilet assembly comprising a flush tank, a waste-receiving receptacle, a purified water storage tank and a waste flushing system,
   b. An anoxic solid/waste collection chamber for collecting and decomposing large solid wastes into small suspended particles,
   c. An anaerobic bioreactor system,
   d. An aerobic bioreactor system,
   e. A mini pump unit comprising a mini pump for waste water and liquids delivery,
   f. An inline aera-oxidation disinfection system comprising an ozone generator and a gas dissolving assembly, and
   g. A purified-water recovery system for the recovery, storage and recycling use of treated purified water as flushing water.
2. A self-cleaning toilet system as defined in Claim 1 in which said anaerobic bioreactor system includes immobilized microbial cells for hydrolytic acidification and denitrification to further degrade the waste.
3. A self-cleaning toilet system as defined in Claim 1 in which said aerobic bioreactor system includes immobilized microbial cells for nitrification to further remove organics and nitrogen-containing compounds.
4. A self-cleaning toilet system as defined in Claims 1, 2 and 3 which further includes a secondary treatment aerobic bioreactor system.
5. A self-cleaning toilet system as defined in Claim 4 which further includes a tertiary treatment aerobic bioreactor system.
6. A self-cleaning toilet system as

defined in Claim 5 in which said tertiary treatment aerobic bioreactor system is composed of two mutually juxtaposed tertiary treatment aerobic bioreactors.

7. A recycling self-cleaning toilet system for waste treatment and water recovery, featuring:
   a. A toilet unit comprising a flush tank, a waste-receiving receptacle, a UV disinfection unit and waste flushing system,
   b. An anoxic solid/waste collection chamber for collecting and decomposing large solid wastes into small suspended particles,
   c. An anaerobic bioreactor system,
   d. An aerobic bioreactor system,
   e. A mini pump unit comprising a mini pump for waste water and liquids delivery,
   f. An inline aera-oxidation disinfection system comprising an ozone generator and a gas dissolving unit, and
   g. A purified-water recovery system for recovery, storage and recycling use of treated purified water as flush water.
8. A self-cleaning toilet system as defined in Claim 7 in which said anaerobic bioreactor system includes immobilized microbial cells for hydrolytic acidification and denitrification to further degrade the wastes.
9. A self-cleaning toilet system as defined in Claim 7 in which said aerobic bioreactor system includes immobilized microbial cells for nitrification to further remove organics, amines and nitrogen-containing compounds.
10. A self-cleaning toilet system as defined in Claims 7, 8 and 9 which further includes a secondary treatment aerobic bioreactor system.
11. A self-cleaning toilet system as defined in Claim 10 which further includes a tertiary treatment aerobic bioreactor system.
12. A self-cleaning toilet system as defined in Claim 11 in which said tertiary treatment aerobic bioreactor system is composed of two mutually-juxtaposed tertiary treatment aerobic bioreactors.
13. A self-cleaning toilet system as defined in Claims 1 or 7 in which said aerobic bioreactor has a dissolved oxygen level of more than 1 mg/l.
14. A self-cleaning toilet system as defined in Claims 1 or 7 which further includes an automatic drainage system for disposal of excessive water.
15. A recycling self-cleaning toilet system for multi-step waste treatment and water recovery as defined in Claims 1 or 7, featuring the following steps:
   a. Receive wastes, and flush and mix such wastes in ozone- and nitrates-containing water;
   b. Flush the solid and liquid wastes to an anoxic solid/waste collection chamber for primary treatment and hydrolyze large solid wastes into small suspended particles or dissoluble organics;
   c. Deliver the primarily treated solid and liquid wastes to said anaerobic bioreactor containing immobilized microbial flora for fermentation and denitrification to turn organics and nitrates into volatile fat acids and nitrogen;
   d. Deliver the treated liquids to said aerobic bioreactor containing

immobilized microbial flora for oxidization of dissoluble organics into CO_2 and for nitrification to further remove amines and nitrogen-containing compounds;

e. The liquids flow to a mini-pump, which delivers the liquids to an inline aera-oxidation disinfecting system to increase ozone and oxygen; and

f. Deliver the purified liquid to a purified water storage tank, from where the purified liquid is put to reuse in the next cycle as flushing water.

16. A self-cleaning toilet system as defined in Claim 15 in which said Step (c) may further include a secondary treatment aerobic bio-reaction process for further bio-treatment of waste water.

17. A self-cleaning toilet system as defined in Claim 15 in which said Step (e) may further include a secondary treatment aerobic bio-reaction process.

18. A self-cleaning toilet system as defined in Claim 15 in which said Step (e) may further include a tertiary treatment aerobic bio-reaction process.

19. A self-cleaning toilet system as defined in Claim 18 in which said tertiary treatment aerobic bioreactor system is composed of two mutually juxtaposed tertiary treatment aerobic bioreactors.

20. A self-cleaning toilet system as defined in Claim 15 in which said anaerobic reactor in said Step (c) has an oxidoreduction potential between 0 and 250mV.

21. A self-cleaning toilet system as defined in Claim 15 in which said anaerobic reactor in said Step (c) has a pH value between 4.2 and 5.7, and, preferably, between 4.5 and 5.5.

Brief Description of the Drawings:

FIG 1 is a flowchart of the self-cleaning toilet system for waste treatment and water recovery in the first embodiment of present invention.

FIG 2 is a flowchart of the self-cleaning toilet system for waste treatment and water recovery in the second embodiment of present invention.

FIG 3 is a flowchart of the self-cleaning toilet system for waste treatment and water recovery in the third embodiment of present invention.

FIG 4 is a known system for waste bio-treatment and water recovery.

FIG 1

FIG 2

FIG 3

FIG4

中華民國專利證書

發明第 一三八三一六 號

發明名稱：廢棄物處理以及水回收之自潔廁所系統

專利權人：加拿大愛科索環保技術工程有限公司

發　明　人：毛華中

專利權期間：自中華民國 九十 年 七 月 一 日
至一〇九年 六 月 十四 日止

上開發明業經專利權人依專利法之規定取得專利權

經濟部智慧財產局
局　長 陳明邦

中華民國 九十 年 十一 月 三 日

注意：專利權人未依法繳納年費者，其專利權自原繳費期限屆滿之次日消滅。

中華民國專利公報 [19] [12]

[11]公告編號：444086
[44]中華民國　90 年 (2001)　07 月 01 日
發明　　　　全 5 頁

[51] Int.Cl 06: E03D9/10

[54]名　稱：廢棄物處理以及水回收之自潔廁所系統

[21]申請案號：089111695　　[22]申請日期：中華民國 89年 (2000) 06 月 15 日

[72]發 明 人：
毛華中　　加拿大
[71]申 請 人：
加拿大愛科索環保技術工程有限公司　　加拿大
[74]代 理 人：洪武雄 先生
陳昭誠 先生

[57]申請專利範圍：

1.一種廢棄物處理以及水回收之循環式自潔廁所系統，其特徵係包括：

a.廁所裝置，該裝置係包括沖水槽、接受廢污物之便池、淨化水貯蓄槽、以及污物沖水系統；

b.貧氧固體／廢物收集室，可將大型固體廢物收集、分解成小型懸浮顆粒；

c.厭氧生物反應器系統；

d.好氧生物反應器系統；

e.微型泵房裝置，該裝置係包括微型泵以輸送廢水液體；

f.線上曝氣氧化消毒系統，該系統係包括臭氧產生器以及氣體溶解裝置；以及

g.淨化水回收系統，可將經處理之淨化水回收、貯存以進行沖洗用水之循環再使用。

2.如申請專利範圍第 1 項之自潔廁所系統，其中該厭氧生物反應器統係包括固定化微生物菌群，可進行酸化水解反應以及脫硝反應，以進一步降解廢棄物。

3.如申請專利範圍第 1 項之自潔廁所系統，其中該好氧生物反應器系統係包括固定化微生物菌群，可進行硝化作用以進一步脫除有機物質以及含氮化合物。

4.如申請專利範圍第 1 項、第 2 項或第 3 項之自潔廁所系統，其中該系統進一步包括二級處理好氧生物反應器系統。

5.如申請專利範圍第 4 項之自潔廁所系統，其中該系統進一步包括三級處理好氧生物反應器系統。

6.如申請專利範圍第 5 項之自潔廁所系統，其中該三級處理好氧生物反應器系統係為兩個互為併列之三級處理好氧生物反應器系統。

7.一種廢棄物處理以及水回收之循環式自潔廁所系統，其特徵係包括：

a.廁所裝置，該裝置係包括沖水槽、接受污物之便池、UV 消毒殺菌裝置、以及污物沖水系統；

b.貧氧固體／廢物收集室，可將大型固體廢物收集、分解成小型懸浮顆粒；

c.厭氧生物反應器系統；

d.好氧生物反應器系統；

e.微型泵房裝置，該裝置係包括微型泵以輸送廢水液體；

f.線上曝氣氧化消毒系統；該系統係包括臭氧產生器以及氣體溶解裝置；以及

g.淨化水回收系統，可將經處理之淨化水回收、貯存以進行沖洗用水之循環再使用。

8.如申請專利範圍第 7 項之自潔廁所系統，其中該厭氧生物反應器系統係包括固定化微生物菌群，可進行酸化水解以及脫硝反應，以進一步降解廢棄物。

9.如申請專利範圍第 7 項之自潔廁所系統，其中該好氧生物反應器系統係包括固定化微生物菌群，可進行硝化作用以進一步脫除有機物質、氨類以及含氮化合物。

10.如申請專利範圍第7項、第8項或第9項之自潔廁所系統，其中該系統進一步包括二級處理好氧生物反應器系統。

11.如申請專利範圍第10項之自潔廁所系統，其中該系統進一步包括三級處理好氧生物反應器系統。

12.如申請專利範圍第11項之自潔廁所系統，其中該三級處理好氧生物反應器系統係為兩個互為併列之三級處理好氧生物反應器系統。

13.如申請專利範圍第 1 項或第 7 項之自潔廁所系統，其中該好氧生物反應器內之溶解氧濃度係大於 1 毫克／升。

14.如申請專利範圍第 1 項或第 7 項之自潔廁所系統，其中該系統進一步包括一過剩水自動排放系統。

15.一種多步驟之廢棄物處理以及水回收之循環式自潔廁所系統，其特徵係包括下列之步驟：

a.接受廢棄污物，並將廢棄污物與含有臭氧以及硝酸鹽之水沖洗混合；

b.將廢物固液體沖洗至貧氧固體／廢物收集室做初步處理，而將大型固體水解液化成小型顆粒或可溶性有機物；

c.將經初步處理之固液體輸送至厭氧生物反應器；該厭氧反應器內含固定化微生物菌，可進行發酵作用以及脫硝作用而將有機物質、硝酸鹽依序轉化為揮發性脂肪酸以及氮氣；

d.將經處理之液體輸送至好氧生物反應器，該好氧反應器內含固定化微生物菌，可將可溶性有機物質氧化成 CO_2、並進行硝化作用脫除氨類以及含氮化合物；

e.液體流向微型泵房，由微型泵將液體輸送至線上曝氣氧化消毒系統以添加臭氧及氧氣；以及

f.將經淨化液體輸送至淨化水貯蓄槽可再輸送該淨化液體至下一循環，以做回收之沖洗用水使用。

16.如申請專利範圍第15項之自潔廁所系統，其中該第(c)步驟可進一步包括二級處理好氧生物反應步驟，以進一步進行廢水之生物處理。

17.如申請專利範圍第15項之自潔廁所系統，其中該第(e)步驟可進一步包括二級處理好氧生物反應步驟。

18.如申請專利範圍第15項之自潔廁所系統，其中該第(e)步驟可進一步包括三級處理好氧生物反應步驟。

19.如申請專利範圍第18項之自潔廁所系統，其中該三級處理好氧生物反應器系統係為兩個互為併列之三級處理好氧生物反應器系統。

20.如申請專利範圍第15項之自潔廁所系統，其中該第(c)步驟中、該厭氧反應器內之氧化還原電位係控制在0與約250mV之範圍內。

21.如申請專利範圍第15項之自潔廁所系統，其中該第(c)步驟中、該厭氧反應器內之pH值係在約4.2與約5.7之範圍內，較佳為在約4.5與約5.5之範圍內。

圖式簡單說明：

第一圖係本發明第一實施例之廢棄物處理以及水回收之自潔廁所系統之流程示意圖；

第二圖係本發明第二實施例之廢棄物處理以及水回收之自潔廁所系統之流程示意圖；

第三圖係本發明第三實施例之廢棄物處理以及水回收之自潔廁所系統之流程示意圖；以及

第四圖係習知生物性廢棄物處理以及水回收系統。


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